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Exhibit 11

                               VALUE HEALTH, INC.
            Schedule of Computation Of Net Earnings (Loss) Per Share

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
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                                                                               Year Ended December 31,
                                                         ------------------------------------------------------------------------
                                                              1996                       1995                      1994
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

Net Earnings (Loss)                                           $64,329,000               $(27,967,000)             $59,521,000

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Weighted Average Number Of Shares
    Outstanding During The Year                                54,448,920                  53,182,815              51,936,571

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Add:
    Common Stock Equivalent Shares
        Represented By Stock Options Granted
        Related To Stock Plans                                    394,946                   1,160,001               2,254,001

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    Contingently Issuable Shares                                      (a)                         (a)                     (a)

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Weighted Average Number Of Common
    Shares Used In The Computation Of
    Net Earnings (Loss) Per Share                              54,843,866                  54,342,816              54,190,572

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Net Earnings (Loss) Per Share                                       $1.17                     $(0.51)                   $1.10

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
      (a) The dilution of earnings (loss) per share represented by the inclusion of contingently issuable shares is less than 3%.

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